================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------


                                AMENDMENT NO. 1


                                      to

                                    FORM 10
                  GENERAL FORM FOR REGISTRATION OF SECURITIES
   Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

                               -----------------

                    PLAINS EXPLORATION & PRODUCTION COMPANY
            (Exact name of registrant as specified in its charter)

                     Delaware                  33-0430755
              (State of incorporation         (IRS Employer
               or other jurisdiction       Identification No.)
                of incorporation or
                   organization)

             500 Dallas Street, Suite             77002
                        700
                  Houston, Texas
               (Address of Principal           (Zip Code)
                Executive Offices)

                                (713) 739-6700
              Registrant's telephone number, including area code

       Securities to be registered pursuant to Section 12(b) of the Act:

                Title of Each Class     Name of Exchange on Which
                to be so Registered        Each Class is to be
             -------------------------         Registered
                                        -------------------------
              Common Stock, par value   New York Stock Exchange,
                  $.01 per share                  Inc.

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None


================================================================================

                    PLAINS EXPLORATION & PRODUCTION COMPANY

I. INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED IN REGISTRATION STATEMENT ON FORM 10 BY REFERENCE

   CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

   Our information statement may be found as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.


Item
No.             Item Caption                            Location in Information Statement
----  --------------------------------- -----------------------------------------------------------------
 1.   Business                          "Summary"; "Summary Financial Information"; "Selected Historical
                                        Consolidated and Combined Financial and Other Data"; "Business"
                                        and "Where You Can Find More Information"

 2.   Financial Information             "Selected Historical Consolidated and Combined Financial and
                                        Other Data" and "Management's Discussion and Analysis of
                                        Financial Condition and Results of Operations"

 3.   Properties                        "Business"

 4.   Security Ownership of Certain     "Principal Stockholders"
      Beneficial Owners and
      Management

 5.   Directors and Executive Officers  "Management of Plains Exploration & Production Company"

 6.   Executive Compensation            "Management of Plains Exploration & Production Company"

 7.   Certain Relationships and Related "Certain Transactions"; "Spin-off Agreements"; and "Management
      Transactions                      of Plains Exploration & Production Company--Employment
                                        Agreements and Change-in-Control Arrangements"

 8.   Legal Proceedings                 "Business--Legal Proceedings"

 9.   Market Price of and Dividends on  "Summary"; "Summary Financial Information"; "Risk Factors" and
      the Registrant's Common Equity    "Dividend Policy"
      and Related Stockholder Matters

10.   Recent Sales of Unregistered      Not included (see Part II below)
      Securities

11.   Description of Registrant's       "Description of Capital Stock"
      Securities to be Registered

12.   Indemnification of Directors and  "Management of Plains Exploration & Production Company--
      Officers                          Indemnification of Directors and Officers"

13.   Financial Statements and          "Unaudited Pro Forma Combined Financial Statements"; "Unaudited
      Supplementary Data                Combined Financial Statements of the Upstream Subsidiaries of
                                        Plains Resources Inc." and "Combined Financial Statements of the
                                        Upstream Subsidiaries of Plains Resources Inc." and notes thereto

II.  INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.


   On September 28, 1990 we were formed as a California limited partnership. On September 18, 2002 we converted into a Delaware limited partnership, and then converted into a Delaware corporation. As a result of the conversion, on September 18, 2002 our limited partnership interests were converted into 975 shares of our common stock which were issued to Plains Resources Inc. and 25 shares of our common stock which were issued to Stocker Resources Inc., a wholly owned subsidiary of Plains Resources. No additional consideration was received for these shares. On September 30, 2002 we declared a stock dividend in an amount equal to 24,199 shares of our common stock for each share of our common stock outstanding, resulting in the issuance of 24,199,000 shares of our common stock to Plains Resources and Stocker. All such issuances were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act, as issuances not involving any public offering of securities.



   On July 3, 2002 we and Plains E&P Company, our wholly owned subsidiary that has no material assets and was formed for the sole purpose of being a corporate co-issuer of certain of our indebtedness, issued, at an issue price of 98.376%, $200.0 million of 8.75% senior subordinated notes due 2012. The 8.75% notes were issued to J.P. Morgan Securities Inc., Goldman, Sachs & Co., Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Fleet Securities, Inc. and Fortis Investment Services LLC in an exempt transaction under Rule 144A and Regulation S of the Securities Act. These notes are our unsecured general obligations, are subordinated in right of payment to all of our existing and future domestic restricted subsidiaries. We filed a registration statement with the SEC so that holders of these notes can exchange these notes for registered notes having substantially the same terms. We distributed the net proceeds of $195.3 million from the sale of these notes, together with $116.7 million in initial borrowings under our credit facility, to Plains Resources, which used the proceeds to:



  .   redeem its 10.25% senior subordinated notes; and



  .   repay $25.0 million outstanding under its credit facility.




   Plains Exploration & Production Company has not sold any other securities, registered or otherwise, within the past three years.

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                  FINANCIAL DISCLOSURE.

   None.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

   (a) Financial Statements.

   The following is a list of financial statements included in the information statement and filed as part of this Registration Statement on Form 10:


      (1) Unaudited Pro Forma Consolidated Financial Statements of Plains Exploration & Production Company





          (A) Unaudited Pro Forma Consolidated Statement of Income for the nine months ended September 30, 2002



          (B) Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 2001



      (2) Unaudited Consolidated Financial Statements of Plains Exploration & Production Company



          (A) Unaudited Consolidated Balance Sheets as of September 30, 2002 and December 31, 2001



          (B) Unaudited Consolidated Statements of Income for the nine months ended September 30, 2002 and 2001



          (C) Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2002 and 2001

          (D) Unaudited Consolidated Statements of Comprehensive Income for the nine months ended September 30, 2002 and 2001



          (E) Unaudited Consolidated Statements of Changes in Stockholder's Equity for the nine months ended September 30, 2002 and 2001



      (3) Combined Financial Statements of the Upstream Subsidiaries of Plains Resources Inc.


          (A) Combined Balance Sheets as of December 31, 2001 and 2000

          (B) Combined Statements of Income for the years ended December 31, 2001, 2000 and 1999

          (C) Combined Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999

          (D) Combined Statements of Comprehensive Income for the years ended December 31, 2001, 2000 and 1999

          (E) Combined Statements of Combined Owners' Equity for the years ended December 31, 2001, 2000 and 1999

   (b) Exhibits:


Exhibit
Number                                               Description
------                                               -----------
   3.1    Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's
          Amendment No. 2 to Form S-1 filed on October 4, 2002).
   3.2    Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Amendment No. 2 to Form S-1
          filed on October 4, 2002).
   4.1    Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's
          Amendment No. 2 to Form S-1 filed on October 4, 2002)
   4.2    Indenture dated July 3, 2002 among Plains Exploration & Production Company, L.P., Plains E&P
          Company, the Subsidiary Guarantors parties thereto, and JPMorgan Chase Bank, as Trustee
          (incorporated by reference to Exhibit 4.2 to the Company's Amendment No. 1 to Form S-1 filed on
          August 28, 2002).
   4.3    Form of 8 3/4% Senior Subordinated Note (included in Exhibit 4.2).
   4.4    Registration Rights Agreement dated July 3, 2002 among Plains Exploration & Production
          Company, L.P., Plains E&P Company, Aurgello Inc. and Plains Illinois (incorporated by reference to Exhibit 4.4 to the Company's Amendment No. 1 to Form S-1 filed on August 28, 2002).
  10.1    Master Separation Agreement dated July 3, 2002 between Plains Exploration & Production
          Company, L.P. and Plains Resources Inc. (incorporated by reference to Exhibit 10.1 to the
          Company's Amendment No. 1 to Form S-1 filed on August 28, 2002).
  10.2    Plains Exploration & Production Company, L.P. Transition Services Agreement dated July 3, 2002 between Plains Exploration & Production Company, L.P. and Plains Resources Inc. (incorporated by reference to Exhibit 10.2 to the Company's Amendment No. 1 to Form S-1 filed on August 28,
          2002).
  10.3    Plains Resources Inc. Transition Services Agreement dated July 3, 2002 between Plains Resources
          Inc. and Plains Exploration & Production Company, L.P. (incorporated by reference to Exhibit 10.3 to the Company's Amendment No. 1 to Form S-1 filed on August 28, 2002).
  10.4*   Second Amended and Restated Tax Allocation Agreement dated November 20, 2002 between
          Plains Exploration & Production Company and Plains Resources Inc.

Exhibit
Number                                               Description
------                                               -----------
  10.5    Technical Services Agreement dated July 3, 2002 between Plains Exploration & Production
          Company, L.P. and Plains Resources Inc. (incorporated by reference to Exhibit 10.5 to the
          Company's Amendment No. 1 to Form S-1 filed on August 28, 2002).
  10.6    Intellectual Property Agreement dated July 3, 2002 between Plains Exploration & Production
          Company, L.P. and Plains Resources Inc. (incorporated by reference to Exhibit 10.6 to the
          Company's Amendment No. 1 to Form S-1 filed on August 28, 2002).
  10.7    Employee Matters Agreement dated July 3, 2002 between Plains Exploration & Production
          Company, L.P. and Plains Resources Inc. (incorporated by reference to Exhibit 10.7 to the
          Company's Amendment No. 1 to Form S-1 filed on August 28, 2002).
  10.8    Purchase and Sale Agreement dated June 4, 1999, by and among Plains Resources Inc., Chevron
          U.S.A., Inc., and Chevron Pipe Line Company (incorporated by reference to Exhibit 10.7 to the
          Company's Form S-1 filed on June 21, 2002).
  10.9    Crude Oil Marketing Agreement dated as of November 23, 1998 among Plains Resources Inc.,
          Plains Illinois Inc., Stocker Resources, L.P., Calumet Florida, Inc. and Plains Marketing, L.P.
          (incorporated by reference to Exhibit 10.8 to the Company's Form S-1 filed on June 21, 2002).
  10.10   Letter Agreement dated as of October 23, 2001 by and between Plains Marketing, L.P. and Stocker
          Resources, L.P. (incorporated by reference to Exhibit 10.9 to the Company's Form S-1 filed on
          June 21, 2002).
  10.11   Credit Agreement dated July 3, 2002 among Plains Exploration & Production Company, L.P.,
          JPMorgan Chase Bank, as Administrative Agent, Bank One, NA (Main Office Chicago) and Fleet
          National Bank, as Syndication Agents, BNP Paribas and Fortis Capital Corp., as Documentation
          Agents, and the Lenders party thereto (incorporated by reference to Exhibit 10.11 to the Company's
          Amendment No. 1 to Form S-1 filed on August 28, 2002).
  10.12   First Amendment, effective as of July 19, 2002, to Credit Agreement dated as of July 3, 2002 among Plains Exploration & Production Company, L.P., as Borrower, JPMorgan Chase Bank, as
          administrative agent, Bank One, NA and Fleet National Bank, as Syndication Agents, BNP Paribas
          and Fortis Capital Corp., as Documentation Agents, and the Lenders party thereto (incorporated by reference to Exhibit 10.12 to the Company's Amendment No. 1 to Form S-1 filed on August 28,
          2002).
  10.13   Employment Agreement, dated as of September 19, 2002, between Plains Exploration & Production
          Company and James C. Flores (incorporated by reference to Exhibit 10.13 to the Company's
          Amendment No. 2 to Form S-1 filed on October 4, 2002).
  10.14   Employment Agreement, dated as of September 19, 2002, between Plains Exploration & Production
          Company and John T. Raymond (incorporated by reference to Exhibit 10.14 to the Company's
          Amendment No. 2 to Form S-1 filed on October 4, 2002).
  10.15   Employment Letter Agreement, dated as of August 20, 2002, between Plains Exploration &
          Production Company and Stephen A. Thorington (incorporated by reference to Exhibit 10.15 to the
          Company's Amendment No. 2 to Form S-1 filed on October 4, 2002).
  10.16   Employment Letter Agreement, dated as of September 19, 2002, between Plains Exploration &
          Production Company and Timothy T. Stephens (incorporated by reference to Exhibit 10.16 to the
          Company's Amendment No. 2 to Form S-1 filed on October 4, 2002).
  10.17   Restricted Stock Agreement, dated as of September 25, 2002, between Plains Exploration &
          Production Company and James C. Flores (incorporated by reference to Exhibit 10.17 to the
          Company's Amendment No. 2 to Form S-1 filed on October 4, 2002).
  10.18   Restricted Stock Agreement, dated as of September 25, 2002, between Plains Exploration &
          Production Company and John T. Raymond (incorporated by reference to Exhibit 10.18 to the
          Company's Amendment No. 2 to Form S-1 filed on October 4, 2002).
  10.19   Stock Appreciation Rights Agreement, dated as of September 3, 2002, between Plains Exploration
          & Production Company and Stephen A. Thorington (incorporated by reference to Exhibit 10.19 to the Company's Amendment No. 2 to Form S-1 filed on October 4, 2002).

Exhibit
Number                                               Description
------                                               -----------

  10.20    Restricted Stock Agreement, dated as of September 25, 2002, between Plains Exploration &
           Production Company and Timothy T. Stephens (incorporated by reference to Exhibit 10.20 to the
           Company's Amendment No. 2 to Form S-1 filed on October 4, 2002).
  10.21*   Plains Exploration & Production Company 2002 Stock Incentive Plan.
  10.22    Amendment No. 1 to Employee Matters Agreement, dated as of September 18, 2002, between
           Plains Resources Inc. and Plains Exploration & Production Company (incorporated by reference to
           Exhibit 10.22 to the Company's Amendment No. 2 to Form S-1 filed on October 4, 2002).
  10.23    Omnibus Agreement dated as of November 17, 1998 among Plains Resources Inc., Plains All
           American Pipeline, Plains Marketing, All American Pipeline, and Plains Holdings Inc. (fka Plains
           All American Inc.) (incorporated by reference to Exhibit 10.23 to the Company's Amendment No.
           2 to Form S-1 filed on October 4, 2002).
  10.24*   Amendment No. 1 to Master Separation Agreement, dated as of November 20, 2002, between
           Plains Resources Inc. and Plains Exploration & Production Company.
  10.25*   Amendment No. 2 to Employee Matters Agreement, dated as of November 20, 2002, between
           Plains Resources Inc. and Plains Exploration & Production Company.
  10.26*   Amendment No. 1 to Employment Agreement, dated as of November 20, 2002, between Plains
           Exploration & Production Company and James C. Flores.
  10.27*   Amendment No. 1 to Employment Agreement, dated as of November 20 , 2002, between Plains
           Exploration & Production Company and John T. Raymond.
  10.28*   Amendment No. 1 to Employment Letter Agreement, dated as of November 20 , 2002, between
           Plains Exploration & Production Company and Stephen A. Thorington.
  10.29*   Amendment No. 1 to Restricted Stock Award Agreement, dated as of November 20, 2002, between
           Plains Exploration & Production Company and James C. Flores.
  10.30*   Amendment No. 1 to Restricted Stock Award Agreement, dated as of November 20, 2002, between
           Plains Exploration & Production Company and John T. Raymond.
  10.31*   Amendment No. 1 to Stock Appreciation Rights Agreement, dated as of November 20, 2002, between Plains Exploration & Production Company and Stephen A. Thorington.
  10.32*   Amendment No. 1 to Restricted Stock Award Agreement, dated as of November 20, 2002, between
           Plains Exploration & Production Company and Timothy T. Stephens.
  10.33*   Plains Exploration & Production Company 2002 Transition Stock Incentive Plan.
  10.34*   Plains Exploration & Production Company 2002 Rollover Stock Incentive Plan.
  21.1     Subsidiaries of Plains Exploration & Production Company (incorporated by reference to Exhibit
           21.1 to the Company's Amendment No. 1 to Form S-1 filed on August 28, 2002).
  99.1*    Plains Exploration and Production Company Information Statement dated         , 2002.
  99.2*    Supplemental Tax Letter.

--------
*  Filed herewith.

                                   SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


   Date: November 21, 2002

                                              PLAINS EXPLORATION & PRODUCTION
                                              COMPANY

                                              By:     /S/  JAMES C. FLORES
                                                  -----------------------------
                                                         James C. Flores
                                                    Chairman of the Board and
                                                     Chief Executive Officer

                                 EXHIBIT INDEX


Exhibit
Number                                               Description
------                                               -----------
   3.1    Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's
          Amendment No. 2 to Form S-1 filed on October 4, 2002).
   3.2    Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Amendment No. 2 to Form S-1
          filed on October 4, 2002).
   4.1    Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's
          Amendment No. 2 to Form S-1 filed on October 4, 2002)
   4.2    Indenture dated July 3, 2002 among Plains Exploration & Production Company, L.P., Plains E&P
          Company, the Subsidiary Guarantors parties thereto, and JPMorgan Chase Bank, as Trustee
          (incorporated by reference to Exhibit 4.2 to the Company's Amendment No. 1 to Form S-1 filed on
          August 28, 2002).
   4.3    Form of 8 3/4% Senior Subordinated Note (included in Exhibit 4.2).
   4.4    Registration Rights Agreement dated July 3, 2002 among Plains Exploration & Production
          Company, L.P., Plains E&P Company, Aurgello Inc. and Plains Illinois (incorporated by reference to Exhibit 4.4 to the Company's Amendment No. 1 to Form S-1 filed on August 28, 2002).
  10.1    Master Separation Agreement dated July 3, 2002 between Plains Exploration & Production
          Company, L.P. and Plains Resources Inc. (incorporated by reference to Exhibit 10.1 to the
          Company's Amendment No. 1 to Form S-1 filed on August 28, 2002).
  10.2    Plains Exploration & Production Company, L.P. Transition Services Agreement dated July 3, 2002 between Plains Exploration & Production Company, L.P. and Plains Resources Inc. (incorporated by reference to Exhibit 10.2 to the Company's Amendment No. 1 to Form S-1 filed on August 28,
          2002).
  10.3    Plains Resources Inc. Transition Services Agreement dated July 3, 2002 between Plains Resources
          Inc. and Plains Exploration & Production Company, L.P. (incorporated by reference to Exhibit 10.3 to the Company's Amendment No. 1 to Form S-1 filed on August 28, 2002).
  10.4*   Second Amended and Restated Tax Allocation Agreement dated November 20, 2002 between
          Plains Exploration & Production Company and Plains Resources Inc.
  10.5    Technical Services Agreement dated July 3, 2002 between Plains Exploration & Production
          Company, L.P. and Plains Resources Inc. (incorporated by reference to Exhibit 10.5 to the
          Company's Amendment No. 1 to Form S-1 filed on August 28, 2002).
  10.6    Intellectual Property Agreement dated July 3, 2002 between Plains Exploration & Production
          Company, L.P. and Plains Resources Inc. (incorporated by reference to Exhibit 10.6 to the
          Company's Amendment No. 1 to Form S-1 filed on August 28, 2002).
  10.7    Employee Matters Agreement dated July 3, 2002 between Plains Exploration & Production
          Company, L.P. and Plains Resources Inc. (incorporated by reference to Exhibit 10.7 to the
          Company's Amendment No. 1 to Form S-1 filed on August 28, 2002).
  10.8    Purchase and Sale Agreement dated June 4, 1999, by and among Plains Resources Inc., Chevron
          U.S.A., Inc., and Chevron Pipe Line Company (incorporated by reference to Exhibit 10.7 to the
          Company's Form S-1 filed on June 21, 2002).
  10.9    Crude Oil Marketing Agreement dated as of November 23, 1998 among Plains Resources Inc.,
          Plains Illinois Inc., Stocker Resources, L.P., Calumet Florida, Inc. and Plains Marketing, L.P.
          (incorporated by reference to Exhibit 10.8 to the Company's Form S-1 filed on June 21, 2002).
  10.10   Letter Agreement dated as of October 23, 2001 by and between Plains Marketing, L.P. and Stocker
          Resources, L.P. (incorporated by reference to Exhibit 10.9 to the Company's Form S-1 filed on
          June 21, 2002).
  10.11   Credit Agreement dated July 3, 2002 among Plains Exploration & Production Company, L.P.,
          JPMorgan Chase Bank, as Administrative Agent, Bank One, NA (Main Office Chicago) and Fleet
          National Bank, as Syndication Agents, BNP Paribas and Fortis Capital Corp., as Documentation
          Agents, and the Lenders party thereto (incorporated by reference to Exhibit 10.11 to the Company's
          Amendment No. 1 to Form S-1 filed on August 28, 2002).

Exhibit
Number                                                Description
------                                                -----------
  10.12    First Amendment, effective as of July 19, 2002, to Credit Agreement dated as of July 3, 2002 among Plains Exploration & Production Company, L.P., as Borrower, JPMorgan Chase Bank, as
           administrative agent, Bank One, NA and Fleet National Bank, as Syndication Agents, BNP Paribas
           and Fortis Capital Corp., as Documentation Agents, and the Lenders party thereto (incorporated by reference to Exhibit 10.12 to the Company's Amendment No. 1 to Form S-1 filed on August 28,
           2002).
  10.13    Employment Agreement, dated as of September 19, 2002, between Plains Exploration & Production
           Company and James C. Flores (incorporated by reference to Exhibit 10.13 to the Company's
           Amendment No. 2 to Form S-1 filed on October 4, 2002).
  10.14    Employment Agreement, dated as of September 19, 2002, between Plains Exploration & Production
           Company and John T. Raymond (incorporated by reference to Exhibit 10.14 to the Company's
           Amendment No. 2 to Form S-1 filed on October 4, 2002).
  10.15    Employment Letter Agreement, dated as of August 20, 2002, between Plains Exploration &
           Production Company and Stephen A. Thorington (incorporated by reference to Exhibit 10.15 to the
           Company's Amendment No. 2 to Form S-1 filed on October 4, 2002).
  10.16    Employment Letter Agreement, dated as of September 19, 2002, between Plains Exploration &
           Production Company and Timothy T. Stephens (incorporated by reference to Exhibit 10.16 to the
           Company's Amendment No. 2 to Form S-1 filed on October 4, 2002).
  10.17    Restricted Stock Agreement, dated as of September 25, 2002, between Plains Exploration &
           Production Company and James C. Flores (incorporated by reference to Exhibit 10.17 to the
           Company's Amendment No. 2 to Form S-1 filed on October 4, 2002).
  10.18    Restricted Stock Agreement, dated as of September 25, 2002, between Plains Exploration &
           Production Company and John T. Raymond (incorporated by reference to Exhibit 10.18 to the
           Company's Amendment No. 2 to Form S-1 filed on October 4, 2002).
  10.19    Stock Appreciation Rights Agreement, dated as of September 3, 2002, between Plains Exploration
           & Production Company and Stephen A. Thorington (incorporated by reference to Exhibit 10.19 to the Company's Amendment No. 2 to Form S-1 filed on October 4, 2002).
  10.20    Restricted Stock Agreement, dated as of September 25, 2002, between Plains Exploration &
           Production Company and Timothy T. Stephens (incorporated by reference to Exhibit 10.20 to the
           Company's Amendment No. 2 to Form S-1 filed on October 4, 2002).
  10.21*   Plains Exploration & Production Company 2002 Stock Incentive Plan.
  10.22    Amendment No. 1 to Employee Matters Agreement, dated as of September 18, 2002, between
           Plains Resources Inc. and Plains Exploration & Production Company (incorporated by reference to
           Exhibit 10.22 to the Company's Amendment No. 2 to Form S-1 filed on October 4, 2002).
  10.23    Omnibus Agreement dated as of November 17, 1998 among Plains Resources Inc., Plains All
           American Pipeline, L.P., Plains Marketing, L.P., All American Pipeline, L.P., and Plains Holdings
           Inc. (fka Plains All American Inc.) (incorporated by reference to Exhibit 10.23 to the Company's
           Amendment No. 2 to Form S-1 filed on October 4, 2002).
  10.24*   Amendment No. 1 to Master Separation Agreement, dated as of November 20, 2002, between
           Plains Resources Inc. and Plains Exploration & Production Company.
  10.25*   Amendment No. 2 to Employee Matters Agreement, dated as of November 20, 2002, between
           Plains Resources Inc. and Plains Exploration & Production Company.
  10.26*   Amendment No. 1 to Employment Agreement, dated as of November 20, 2002, between Plains
           Exploration & Production Company and James C. Flores.
  10.27*   Amendment No. 1 to Employment Agreement, dated as of November 20 , 2002, between Plains
           Exploration & Production Company and John T. Raymond.
  10.28*   Amendment No. 1 to Employment Letter Agreement, dated as of November 20, 2002, between
           Plains Exploration & Production Company and Stephen A. Thorington.
  10.29*   Amendment No. 1 to Restricted Stock Award Agreement, dated as of November 20, 2002, between
           Plains Exploration & Production Company and James C. Flores.
  10.30*   Amendment No. 1 to Restricted Stock Award Agreement, dated as of November 20, 2002, between
           Plains Exploration & Production Company and John T. Raymond.

Exhibit
Number                                              Description
------                                              -----------
  10.31*   Amendment No. 1 to Stock Appreciation Rights Agreement, dated as of November 20, 2002, between Plains Exploration & Production Company and Stephen A. Thorington.
  10.32*   Amendment No. 1 to Restricted Stock Award Agreement, dated as of November 20, 2002, between
           Plains Exploration & Production Company and Timothy T. Stephens.
  10.33*   Plains Exploration & Production Company 2002 Transition Stock Incentive Plan.
  10.34*   Plains Exploration & Production Company 2002 Rollover Stock Incentive Plan.
  21.1     Subsidiaries of Plains Exploration & Production Company (incorporated by reference to Exhibit
           21.1 to the Company's Amendment No. 1 to Form S-1 filed on August 28, 2002).
  99.1*    Plains Exploration and Production Company Information Statement dated           , 2002.
  99.2*    Supplemental Tax Letter.

--------
*  Filed herewith.